UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2007

Pure Vanilla eXchange, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52023	98-0442839
(Commission File Number)	(IRS Employer Identification No.)

805 Third Avenue, 15th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

212-972-1600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Loan Agreements

On March 30, 2007, we entered into loan agreements with George W. Benedict, Thomas R. Fanning, and Jed Schutz,, relating to short term loans they provided to us during the period from February 14, 2007 to March 30, 2007. Mr. Benedict, Fanning and Schutz are each members of our board of directors and both Mr. Benedict and Schutz are our principal shareholders. Our entry into these loan agreements was reported on our Current Report on Form 8-K filed on April 6, 2007 and the agreements were filed as exhibits to the report.

On May 8, 2007, we issued a promissory note pursuant to the agreement with Mr. Schutz in the principal amount of $28,000 representing an advances of $28,000 made to us on May 4, 2007. The note provides for interest on the principal amount to accrue monthly at the annual rate of 9.9% or, during the continuation of any event of default, daily at the annual rate of 15.0%. The outstanding principal amount of the note and all accrued and unpaid interest is due and payable upon the earlier of (i) two business days after the date on which we have raised $20,000,000, in the aggregate from February 12, 2007, from the sale of our securities, net of any loans that have been outstanding for a term of less than six months on such date (regardless of the maturity at the date of issue) that are repaid from the proceeds of such sales, provided that all indebtedness under the $1,500,000 Senior Secured Convertible Note that we issued on December 26, 2006 to Gottbetter Capital Master, Ltd. (the “Gottbetter Note”) has then been paid in full and (ii) April 5, 2008. The note may be prepaid at any time and from time to time, in whole or in part without premium or penalty. The note issued to Mr. Schutz is subordinated to our obligations under Gottbetter Note. The material terms and conditions of the Gottbetter Note were disclosed in our Current Report on Form 8-K filed on January 3, 2007.

Mr. Schutz may declare the note immediately due and payable upon the occurrence of any of the following events of default: (i) our failure to pay principal or interest or any other amount payable under the note when the same is due or our failure to perform any other obligation under the note; (ii) the institution by or against us of bankruptcy proceedings (if, in the case of a proceeding instituted against us, it is not dismissed within 60 days) or the appointment of a trustee or receiver for us or for a substantial part of our property; (iii) our failure to conduct business in the ordinary course, dissolution or termination of existence; (iv) any sale, transfer, pledge, lien, grant of a security interest or other disposition, outside the ordinary course of business, in or of any material assets or a material portion our assets or business; (v) any declaration or payment of any dividend or distribution with respect to or redemption of our capital stock; (vi) the entry of money judgment or similar process in excess of $100,000 if such judgment remains unvacated for 30 days; or (vii) our failure to comply in all material respects with all applicable laws, rules, regulations or orders.

Under the loan agreement, we issued Mr. Schutz a five-year warrant to purchase 8,750 shares of our common stock at an exercise price of $0.80 per share. We issued the warrant and the note to Mr. Schutz in reliance on Section 4(2) of the Securities Act of 1933, as amended and such issuance was without the payment of any commission or the services of any broker-dealer.

Copies of the loan agreement and the form of note and warrant are incorporated herein by reference to Exhibits 10.1, 4.1 and 4.2, respectively, to our Current Report on Form 8-K filed on April 6, 2007.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01	Exhibits.

The following is the index of exhibits furnished in accordance with Item 601 of Regulation S-B, filed as part of this Current Report on Form 8-K or incorporated by reference herewith:

4.1	Form of Promissory Note issued by Pure Vanilla eXchange, Inc. pursuant to the loan agreements dated March 30, 2007.*

4.2	Form of Five Year Common Stock Purchase Warrant issued by Pure Vanilla eXchange, Inc. pursuant to loan agreements dated March 30, 2007.*

10.1	Loan Agreement dated March 30, 2007 by and between Pure Vanilla eXchange, Inc. and Jed Schutz.*

*Incorporated by reference to our Current Report on Form 8-K filed April 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pure Vanilla eXchange, Inc.

Date: May 11, 2007	By:	/s/ Steven Yevoli
Name: Steven Yevoli
Title: Chief Executive Officer